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                                                                    Exhibit 99.1


KROGER NEWS                                 From:
                                                 Corporate Affairs Department
                                                 The Kroger Co.
                                                 1014 Vine St.
                                                 Cincinnati, Ohio 45202-1100

-------------------------------------------------------------------------------

Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304

Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969


            KROGER REPORTS STRONG EARNINGS FOR FIRST QUARTER OF 1999

         CINCINNATI, OH, June 17, 1999 -- The Kroger Co. (NYSE: KR) today reported pre-split diluted earnings per share, excluding all merger-related costs, of $0.54 for the first quarter of 1999, reflecting for the first time the combined financial results of Kroger and Fred Meyer, Inc. These results represent an increase of approximately 20% over estimated combined earnings of $0.45 per share for the first quarter of 1998. The prior-year estimate includes the actual results of Fred Meyer before merger-related costs and an estimate of Kroger's pre-merger results, excluding one-time expenses, to reflect the change to a new fiscal calendar last January.

         Kroger's first-quarter results cover the 16-week period ended May 22, 1999, following the Company's decision earlier this year to change its fiscal year-end to the Saturday closest to January 31. The 1999 figures also include a full 16 weeks of results from Ralphs, which was acquired by Fred Meyer on March 10, 1998, thus contributing only 11 weeks of results during the 1998 period.

         Adjusting for the change in Kroger's fiscal calendar to include the 16-week period ended May 23, 1998, and including the Ralphs store sales for the entire first quarter of 1998, total sales in the first quarter of 1999 increased approximately 5.5% to $13.5 billion.


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On this basis, identical food store sales, excluding the Hughes and Smitty's stores, which were remodeled and converted to different banners, grew 2.1%. Comparable store sales, which include relocations and expansions (excluding Hughes and Smitty's), were up 3.2% for the quarter.

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and unusual items) for the first quarter of 1999 totaled $879.4 million.

         "Kroger's performance in the first quarter of 1999 was very strong," said Joseph A. Pichler, Kroger chairman and chief executive officer. "These results reflect the success of new merchandising initiatives, higher sales of private-label products, the strong contribution of our convenience stores, and a solid performance by our manufacturing operations." Mr. Pichler also noted that the Company introduced more than 260 private-label products through the end of the first quarter.

         Kroger opened, expanded, relocated or acquired 44 stores during the first quarter, increasing overall square footage by 5.1%. Capital expenditures for the quarter totaled $441.5 million and net total debt decreased by $28 million to $8.3 billion.

         Robert G. Miller, Kroger vice chairman and chief operating officer, said the integration of the Kroger and Fred Meyer organizations is proceeding smoothly. "We're off to a solid start, and we've already begun to leverage our purchasing power to obtain better pricing for a broad array of products, including back-to-school and holiday items."

         The Company expects to achieve $225 million in synergy savings over the next three years as a result of the merger. The Company projects the timing of the annual savings by fiscal year to be as follows: 1999 -- $40 million; 2000 -- $115 million; 2001 -- $190 million; and 2002 and beyond -- $225 million.


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         Mr. Pichler said the Company is making solid progress with its plans to convert 35 Smith's stores in Phoenix and Tucson to the Fry's banner. To date, 14 stores have been converted, with the remainder expected to be completed by the end of the summer. During the quarter, the Company successfully negotiated new collective bargaining agreements in its Louisville, Los Angeles and Denver divisions prior to the expiration of the previous agreements.

         Separately, Kroger said the distribution date for additional shares related to the Company's two-for-one stock split will be June 28. Shareholders are entitled to receive certificates representing one additional share for each share held as of the June 7 record date.

         Looking ahead, Mr. Pichler said Kroger remains comfortable with analysts' consensus pre-split earnings forecast for the 1999 fiscal year.

         Headquartered in Cincinnati, Ohio, Kroger is the nation's largest retail grocery chain. Following the recent merger with Fred Meyer, Inc. Kroger now operates 2,206 grocery stores, 798 convenience stores, 380 fine jewelry stores and 43 food processing facilities.

                                      # # #

         This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company which are described in filings with the Securities and Exchange Commission.

         The financial information in this release gives retroactive effect to the merger of The Kroger Co. and Fred Meyer, Inc. on May 27, 1999, which will be accounted for as a pooling of interests. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The quarter ended May 22, 1999 does not extend through the date of consummation; however, the financial information included in this release will be included in the historical consolidated financial statements of The Kroger Co. and subsidiaries after financial results covering the date of consummation are issued. Certain 1998 information included in this release has been estimated




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in order to present the 1998 information as if the decision to change Kroger's fiscal year had been made at the beginning of 1998. The 1998 information included in the Company's Forms 10-Q filed with the SEC during 1999 will be for different periods than those in the newly adopted fiscal year and may not agree with certain 1998 estimated information included in this release.




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The Kroger Co.
Sales and Earnings
With One-Time Items
(in millions of dollars, except per share amounts)


                            1st Qtr                 1st Qtr
                              1999                   1998 (1)              % Change
                           ----------              ----------              ---------
Sales                      $13,493.1                $10,429.2                 29.4%
                           =========                =========

EBITDA (2)                 $   879.4                $   641.5                 37.1

LIFO                       $   (12.0)               $   (10.5)

Interest                   $  (198.9)               $  (164.0)

Depreciation               $  (251.5)               $  (197.8)

Amortization               $   (29.5)               $   (22.3)

One-time
items (3)                  $   (40.3)               $  (254.4)
                           ---------                ---------
Pre-tax
earnings
before
extraordinary
item                       $   347.2                $    (7.5)

Tax expense                $  (140.3)               $   (12.5)
                           ----------               ---------

Earnings
before
extraordinary
item                       $   206.9                $   (20.0)

Extraordinary
item (4)                   $     0.0                $   (220.7)
                           ---------                ----------

Net
earnings                   $   206.9                $   (240.7)
                           =========                ==========


PRE-SPLIT

Diluted
earnings
per common share:


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
                            1st Qtr                 1st Qtr
                              1999                   1998 (1)              % Change
                           ----------              ----------              ---------
From
operations                 $    0.48                $   (0.05)

From extra-
ordinary
item (4)                   $    0.00                $   (0.55)
                           ---------                ---------

Diluted net
earnings
per common
share                      $    0.48                $   (0.60)
                           =========                =========

Number of
shares used
in diluted
per share
calculation              431,674,605               400,313,837

POST-SPLIT (5)

Diluted
earnings
per common
share:

From
operations                 $    0.24                $   (0.02)

From extra-
ordinary
item (4)                   $    0.00                $   (0.28)
                           ---------                ---------

Diluted net
earnings
per common
share                      $    0.24                $   (0.30)
                           =========                =========

Number of
shares used
in diluted
per share
calculation              863,349,210               800,627,674


(1) The information for the first quarter of 1998 includes the results of the operations of The Kroger Co. for the 12 weeks ended March 21, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 13 weeks ended March 28, 1998, and its wholly owned subsidiary, Fred Meyer, Inc., for the 16 weeks ended May 23, 1998. The Fred Meyer results exclude five weeks of results of its wholly owned subsidiary, Ralphs, which was acquired in March 1998.


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(2)   EBITDA, as defined in our credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO and one-time items.

(3) The 1999 one-time items are merger-related costs. The 1998 one-time items are merger-related costs ($164.7 million) and charges related to an accounting change ($89.7 million).

(4)   From the early retirement of debt.

(5) Represents earnings per share based on the increased number of shares to be issued in connection with the Company's 2-for-1 stock split announced in May.



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The Kroger Co.
Sales and Earnings
Without One-Time Items
(in millions of dollars, except per share amounts)


                            1st Qtr                 1st Qtr
                             1999                   1998 (1)         % Change
                          ----------               ----------        ---------
Sales                      $13,493.1               $10,429.2           29.4%
                           =========               =========

EBITDA (2)                 $   879.4               $   641.5           37.1

LIFO                       $   (12.0)              $   (10.5)

Interest                   $  (198.9)              $  (164.0)

Depreciation               $  (251.5)              $  (197.8)

Amortization               $   (29.5)              $   (22.3)
                           ---------               ---------

Pre-tax
earnings
before
extraordinary
item                       $   387.5               $   246.9           57.0

Tax expense                $  (156.5)              $  (101.4)
                           ---------               ---------

Earnings
before
extraordinary
item                       $   231.0               $   145.5           58.8

Extraordinary
item (3)                   $     0.0               $  (220.7)
                           ---------               ---------

Net
earnings                   $   231.0               $   (75.2)
                           =========               =========


PRE-SPLIT

Diluted
earnings
per common
share:


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
                            1st Qtr                 1st Qtr
                             1999                   1998 (1)         % Change
                          ----------               ----------        ---------
From
operations                 $    0.54               $    0.36

From extra-
ordinary
item (3)                   $    0.00               $   (0.55)
                           ---------               ---------

Diluted net
earnings
per common
share                      $    0.54               $   (0.19)
                           =========               =========

Number of
shares used
in diluted
per share
calculation              431,674,605              400,313,837

POST-SPLIT (4)

Diluted
earnings
per common
share:

From
operations                 $    0.27               $    0.18

From extra-
ordinary
item (3)                   $    0.00               $   (0.27)
                           ---------               ---------

Diluted net
earnings
per common
share                      $    0.27               $   (0.09)
                           =========               =========

Number of
shares used
in diluted
per share
calculation              863,349,210              800,627,674


(1) The information for the first quarter of 1998 includes the results of the operations of The Kroger Co. for the 12 weeks ended March 21, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 13 weeks ended March 28, 1998, and its wholly owned subsidiary, Fred Meyer, Inc., for the 16 weeks ended May 23, 1998. The Fred Meyer results exclude five weeks of


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     results of its wholly owned subsidiary, Ralphs, which was acquired in March
     1998.

(2) EBITDA, as defined in our credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO and one-time items.

(3)  From the early retirement of debt.

(4) Represents earnings per share based on the increased number of shares to be issued in connection with the Company's 2-for-1 stock split announced in May.



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